As filed with the Securities and Exchange Commission on July 9, 2021

Registration Nos. 333-253630

333-253630-01

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PG&E Corporation

(Exact Name of Registrant as Specified in Its Charter)

77 Beale Street

P.O. Box 770000

San Francisco, CA 94177

(415) 973-1000

California	(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	94-3234914
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)

Pacific Gas and Electric Company

(Exact Name of Registrant as Specified in Its Charter)

77 Beale Street

P.O. Box 770000

San Francisco, CA 94177

(415) 973-7000

California	(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	94-3234914
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)

John R. Simon

Executive Vice President, General Counsel and Chief Ethics and Compliance Officer

PG&E Corporation

77 Beale Street

P.O. Box 770000

San Francisco, CA 94177

(415) 973-1000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Please send copies of all communications to:

Nicholas A. Dorsey, Esq. C. Daniel Haaren, Esq. Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, New York 10019 (212) 474-1000	Michael F. Fitzpatrick, Jr., Esq. Hunton Andrews Kurth LLP 200 Park Avenue New York, New York 10166 (212) 309-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

PG&E Corporation:
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

Pacific Gas and Electric Company:
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
PG&E Corporation
Secondary Offering
Common Stock	477,743,590(1)	$10.43(2)	$4,980,476,925.75(2)	$543,370.03(3)(4)

(1)

Consists of 477,743,590 shares of PG&E Corporation’s common stock to be offered and sold by the selling securityholder named herein. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares of common stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The price is based on the average of the high and low sale prices for shares of PG&E Corporation common stock on July 7, 2021, as reported on the New York Stock Exchange.

(3)

Pursuant to Registration No 333-239687 of PG&E Corporation, which registration statement was filed on July 6, 2020 and declared effective on August 7, 2020, PG&E Corporation paid $552,519.06 of registration fees in respect of 477,743,590 shares of PG&E Corporation common stock, which fees were unutilized and carried over to Registration No 333-253630 of Pacific Gas and Electric Company and Registration No 333-253630-01 of PG&E Corporation, which registration statements became automatically effective on February 26, 2021, and applied to the registration fee with respect to the 477,743,590 shares of PG&E Corporation common stock thereunder. As of the date of this post-effective amendment, such fees remain unutilized and have been applied against the entirety of the registration fee due for this offering pursuant to Rules 456(b) and 457(p) under the Securities Act.

(4)

Calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, and includes additional fees calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement is a post-effective amendment (the “Amendment”) to the registration statement on form S-3ASR (File Nos. 333-253630-01 and 333-253630) of PG&E Corporation and Pacific Gas and Electric Company filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2021 (the “Registration Statement”). PG&E Corporation previously registered 477,743,590 shares of common stock pursuant to the Registration Statement for resale by the selling securityholder named herein (the “Fire Victim Trust”). This Amendment is being filed for the purposes of: (i) revising the prospectus that forms a part of the Registration Statement to, among other things, describe the material terms of an exchange agreement between PG&E Corporation and the Fire Victim Trust, pursuant to which the Fire Victim Trust will return shares of PG&E Corporation common stock received under PG&E Corporation’s Plan of Reorganization (as defined herein) to a subsidiary of PG&E Corporation in exchange for newly-issued shares of PG&E Corporation common stock on a one-for-one basis, up to an aggregate of 477,743,590 shares, (ii) registering such 477,743,590 newly-issued shares of PG&E Corporation common stock for resale by the Fire Victim Trust under the Securities Act of 1933, as amended and (iii) filing additional exhibits to the Registration Statement. This Amendment shall become effective immediately upon filing with the SEC.

PROSPECTUS

PG&E Corporation

Common Stock

The selling securityholder named herein may offer and sell up to the number of shares of our common stock set forth under the heading “Selling Securityholder” at prices and on terms that will be determined at the time of any such offerings.

PG&E Corporation is not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale by the selling securityholder of such shares. For a detailed discussion about the selling securityholder, please see “Selling Securityholder.”

This prospectus provides you with a general description of the securities and the manner in which they may be sold by the selling securityholder. If necessary, the specific manner in which these securities may be offered and sold will be described in one or more supplements to this prospectus. Any prospectus supplement and any related free-writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, and any applicable prospectus supplement and related free-writing prospectus, before you invest in the securities registered hereunder.

The securities may be offered and sold on a delayed or continuous basis directly by the selling securityholder through agents, underwriters or dealers as designated from time to time, through a combination of these methods, or through any other method as provided in the applicable prospectus supplement. See “Plan of Distribution.” The applicable prospectus supplement will list any agents, underwriters or dealers that may be involved and the compensation they will receive.

To the extent that the selling securityholder resells any securities, the selling securityholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling securityholder and the terms of the securities being offered.

See “Risk Factors” on page 2 for information on certain risks related to the purchase of our securities described in this prospectus.

PG&E Corporation’s common stock is listed on the New York Stock Exchange under the symbol “PCG.” On July 7, 2021, the last reported sale price of PG&E Corporation’s common stock on the New York Stock Exchange was $10.36 per share.

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

July 9, 2021

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that PG&E Corporation and Pacific Gas and Electric Company filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. When we refer to the “Utility” in this prospectus, we refer to Pacific Gas and Electric Company, the principal operating subsidiary of PG&E Corporation. When we refer to the “Company,” “we,” “our,” “ours” and “us” in this prospectus under the headings “Forward-Looking Statements” and “Our Company” we mean PG&E Corporation and its subsidiaries, including the Utility, through which substantially all of PG&E Corporation’s operations are conducted. When such terms are used elsewhere in this prospectus, we refer to PG&E Corporation and not to any of its direct or indirect subsidiaries or affiliates except as expressly provided. When we refer to the “selling securityholder” in this prospectus, we refer to the selling securityholder named in this prospectus or in any supplement to this prospectus or certain transferees, assignees, pledgees, donees or other successors-in-interest that received shares of common stock from the selling securityholder. Capitalized terms used in this prospectus and not otherwise defined herein have the meanings given such terms in PG&E Corporation’s and the Utility’s Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2021 or, if not defined therein, the Annual Reports on Form 10-K for the year ended December 31, 2020, which are incorporated by reference into this prospectus.

Under this shelf registration process, the selling securityholder named herein may offer and sell up to the number of shares of our common stock set forth under the heading “Selling Securityholder”. This prospectus provides you with only a general description of the securities that the selling securityholder may sell. This prospectus does not contain all of the information set forth in the registration statement of which this prospectus is a part, as permitted by the rules and regulations of the SEC. For additional information regarding us and the offered securities, please refer to the registration statement of which this prospectus is a part.

When the selling securityholder sells shares of common stock under this prospectus, we and/or the selling securityholder will, if necessary and required by law, provide a prospectus supplement that contains specific information about the offering and the terms of the offered securities. Any such prospectus supplement and any related free-writing prospectus also may add, delete, update or change information contained in this prospectus. You should rely only on the information in the applicable prospectus supplement if this prospectus and the applicable prospectus supplement are inconsistent. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, if any, together with any related free-writing prospectus and the additional information described under the section of this prospectus titled “Where You Can Find More Information.” In particular, you should carefully consider the risks and uncertainties described under the section titled “Risk Factors” or otherwise included in any applicable prospectus supplement or incorporated

i

by reference in this prospectus before you decide whether to purchase the securities. These risks and uncertainties, together with those not known to us or those that we may deem immaterial, could impair our business and ultimately affect our ability to make payments on the securities.

Neither we nor the selling securityholder take any responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. Neither we nor the selling securityholder have authorized any other person to provide you with information different from the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. Neither we, the selling securityholder nor any underwriter, dealer or agent will make an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus and any applicable prospectus supplement is accurate only as of the dates on their covers and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

ii

OUR COMPANY

PG&E Corporation, incorporated in California in 1995, is a holding company whose primary operating subsidiary is Pacific Gas and Electric Company, a public utility operating in northern and central California. The Utility was incorporated in California in 1905. PG&E Corporation became the holding company of the Utility and its subsidiaries in 1997. The Utility generates revenues mainly through the sale and delivery of electricity and natural gas to customers.

Our executive offices are located at 77 Beale Street, P.O. Box 770000, San Francisco, California 94177. PG&E Corporation’s telephone number is (415) 973-1000 and the Utility’s telephone number is (415) 973-7000. We maintain a website at www.pge.com where general information about us is available. We are not incorporating the contents of the website into this prospectus or any accompany prospectus supplement.

RISK FACTORS

Investing in our securities involves risk. You are urged to carefully read and consider the risk factors described below and in PG&E Corporation’s and the Utility’s Annual Reports on Form 10-K for the year ended December 31, 2020 and Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2021 and other reports filed with the SEC, which are all incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus or the applicable supplement to this prospectus. The risks and uncertainties described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, financial results and the value of our securities.

The price of our common stock may fluctuate significantly, which could negatively affect us and holders of our common stock.

Volatility in the market price of our common stock may prevent you from being able to sell your shares at or above the price you paid for them. Many factors, which are outside our control, may cause the market price of our common stock to fluctuate significantly. Such factors include those described elsewhere in this “Risk Factors” section and this prospectus, as well as the following:

•	investors’ perceptions of us and the Utility’s prospects;

•	investors’ perceptions of us and/or the industry’s risk and return characteristics relative to other investment alternatives;

•	investors’ perceptions of the prospects of the energy and commodities markets;

•	differences between actual financial and operating results and those expected by investors and analysts;

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changes in analyst reports, recommendations or earnings estimates regarding us, the Utility, other comparable companies or the industry generally, and our and the Utility’s ability to meet those estimates;

•	actual or anticipated fluctuations in quarterly financial and operating results;

•	volatility in the equity securities market;

•	sales, or anticipated sales, of large blocks of our common stock, including sales or anticipated sales by the Fire Victim Trust;

•	announcements of strategic actions by us or our competitors, such as acquisitions or restructurings, or other material events;

•	changes in laws or regulations that adversely affect our industry or us;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	changes in senior management or key personnel;

•	adverse resolution of new or pending litigation against us or the imposition of fines, penalties or other remedies for prior conduct;

•	changes in our credit ratings;

•

changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from global health crises, natural disasters, terrorist attacks, acts of war and responses to such events; and

•	other factors described in the section titled “Forward-Looking Statements” in this prospectus.

These broad market and industry factors may materially reduce the market price of our common stock, regardless of our operating performance. In addition, price volatility may be greater if the public float and trading volume of our common stock is low. As a result, you may suffer a loss on your investment.

Further, the market for our common stock will likely influence, and be influenced by, the market for our equity units or the purchase contracts that comprise a component thereof. For example, investors’ anticipation of the distribution into the market of the additional shares of common stock issuable upon settlement of the purchase contracts could depress the price of our common stock and/or increase the volatility of our common stock price. The price of our common stock could also be affected by possible sales of such common stock by investors who view our equity units as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that is likely to develop involving the equity units, the purchase contracts that comprise a component thereof and the common stock. Such hedging or arbitrage activity could, in turn, affect the trading prices of the common stock.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our industry, or if they adversely change their recommendations regarding our stock, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our industry or our competitors. If we do not establish and maintain adequate research coverage or if any of the analysts who may cover us downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price could decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports about us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference in this prospectus and any applicable prospectus supplement contain forward-looking statements that are necessarily subject to various risks and uncertainties. These statements reflect management’s judgment and opinions that are based on current estimates, expectations and projections about future events and assumptions regarding these events and management’s knowledge of facts as of the date of this prospectus. These forward-looking statements relate to, among other matters, estimated losses, including penalties and fines, associated with various investigations and proceedings; forecasts of capital expenditures; estimates and assumptions used in critical accounting policies, including those relating to insurance receivables, regulatory assets and liabilities, environmental remediation, litigation, third-party claims, the Wildfire Fund and other liabilities; and the level of future equity or debt issuances. These statements are also identified by words such as “assume,” “expect,” “intend,” “forecast,” “plan,” “project,” “believe,” “estimate,” “predict,” “anticipate,” “may,” “should,” “would,” “could,” “potential” and similar expressions. PG&E Corporation and the Utility are not able to predict all the factors that may affect future results. Some of the factors that could cause future results to differ materially from those expressed or implied by the forward-looking statements, or from historical results, include, but are not limited to:

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PG&E Corporation’s and the Utility’s historical financial information not being indicative of future financial performance as a result of the voluntary cases commenced by PG&E Corporation and the Utility under chapter 11 of title 11 of the U.S. Code (the “Chapter 11 Cases”) and the financial and other restructuring recently undergone by PG&E Corporation and the Utility in connection with their emergence from the Chapter 11 Cases;

•	the ability of PG&E Corporation and the Utility to raise financing for operations and investment;

•	the risks and uncertainties associated with appeals of the Confirmation Order;

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the risks and uncertainties associated with the wildfire that began on October 23, 2019 northeast of Geyserville in Sonoma County, California (the “2019 Kincade fire”) and the wildfire that began on September 27, 2020 in the area of Zogg Mine Road and Jenny Bird Lane, north of Igo in Shasta County, California (the “2020 Zogg fire”), including the extent of the Utility’s liability in connection with the 2019 Kincade fire and the 2020 Zogg fire and whether the Utility will be able to timely recover related costs incurred therewith in excess of insurance; the timing of the insurance recoveries; the outcome of the criminal proceedings initiated against the Utility by the Sonoma County District Attorney in connection with the 2019 Kincade fire, including the assertion of 33 criminal charges; the timing and outcome of the referral of the Cal Fire report to the Shasta County District Attorney in connection with the 2020 Zogg fire; and potential liabilities in connection with fines or penalties that could be imposed on the Utility if the CPUC or any other enforcement agency were to bring an enforcement action in respect of either such fire;

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the risks and uncertainties associated with any other wildfires that have occurred in the Utility’s service territory for which the cause has yet to be determined, including the extent of the Utility’s liability in connection with such fires;

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the Utility’s Community Wildfire Safety Program’s ability to help reduce wildfire threats and improve safety as a result of climate-driven wildfires and extreme weather, including the Utility’s ability to comply with the targets and metrics set forth in its WMP; whether the Utility is able to retain or contract for the workforce necessary to execute its Community Wildfire Safety Program; and the cost of the program and the timing of the outcome of any proceeding to recover such costs through rates;

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the ability of PG&E Corporation and the Utility to securitize $7.5 billion of costs related to the multiple wildfires that began on October 8, 2017 and spread through Northern California, including Napa, Sonoma, Butte, Humboldt, Mendocino, Lake, Nevada and Yuba Counties, as well as in the area surrounding Yuba City in a financing transaction that is designed to be rate neutral to customers;

•	the impact of the Utility’s implementation of its PSPS program, including the timing and outcome of the OII to Examine the Late 2019 Public Safety Power Shutoff Events and Order to Show Cause

Against the Utility Related to Implementation of the October 2019 PSPS Events and the purported Public Safety Power Shutoff class action filed in December 2019, and whether any fines, penalties or civil liability for damages will be imposed on the Utility as a result; the costs in connection with PSPS events, the timing and outcome of any proceeding to recover such costs through rates, and the effects on PG&E Corporation’s and the Utility’s reputations caused by implementation of the PSPS program;

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whether the Utility may be liable for future wildfires, and the impact of AB 1054 on potential losses in connection with such wildfires, including the CPUC’s implementation of the procedures for recovering such losses;

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the risks and uncertainties associated with the requirement under AB 1054 that the Utility maintain a valid safety certification pursuant to section 8389(e) of the California Public Utilities Code and the potential implications for accessing the Wildfire Fund and in related CPUC proceedings in the event the Utility fails to maintain a valid safety certification, which could also result in the appointment by the CPUC of an independent third-party monitor to oversee the Utility’s operations as part of the Enhanced Oversight and Enforcement Process;

•	the risks and uncertainties associated with the Utility’s ability to access the Wildfire Fund, including whether the Wildfire Fund has sufficient remaining funds;

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the risks and uncertainties associated with certain indemnity obligations to current and former officers and directors, as well as potential indemnity obligations to underwriters for certain of the Utility’s note offerings, in connection with three purported class actions that have been consolidated and denominated In re PG&E Corporation Securities Litigation, U.S. District Court for the Northern District of California, Case No. 18-035509, which has been enjoined as to PG&E Corporation and the Utility pursuant to the Plan with such claims to be resolved by the Bankruptcy Court as part of the claims reconciliation process in the Chapter 11 Cases;

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the timing and outcome of future regulatory and legislative developments, including future wildfire reforms, inverse condemnation reform, and other wildfire mitigation measures or other reforms targeted at the Utility or its industry;

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the severity, extent and duration of the global COVID-19 pandemic and its impact on PG&E Corporation’s and the Utility’s financial condition, results of operations, liquidity and cash flows, as well as on energy demand in the Utility’s service territory, the ability of the Utility to collect on customer receivables, the ability of the Utility to mitigate these effects, including with spending reductions, and the ability of the Utility to recover any losses incurred in connection with the COVID-19 pandemic, and the impact of workforce disruptions;

•	whether the Utility will be able to obtain full recovery of its significantly increased insurance premiums, and the timing of any such recovery;

•	whether the Utility can obtain wildfire insurance at a reasonable cost in the future, or at all, and whether insurance coverage is adequate for future losses or claims;

•	increased employee attrition as a result of the challenging political and operating environment facing PG&E Corporation and the Utility;

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the timing and outcomes of the FERC TO18 and TO19 rate cases, 2018 CEMA application, WEMA application, WMCE application, future applications for cost recovery of amounts recorded to the FRMMA, CPPMA, WMPMA, VMBA, WMBA, and RTBA, future cost of capital proceedings, and other ratemaking and regulatory proceedings;

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the outcome of the probation and the Monitorship imposed by the federal court after the Utility’s conviction in the federal criminal trial in 2017, the timing and outcomes of the debarment proceeding, potential reliability penalties or sanctions from the North American Electric Reliability Corporation or Western Electricity Coordinating Council, investigations that have been or may be commenced relating to the Utility’s compliance with natural gas- and electric- related laws and regulations, and the ultimate amount of fines, penalties, and remedial costs that the Utility may incur in connection with the outcomes including the costs of complying with any additional conditions of probation imposed in connection with the Utility’s federal criminal proceeding, such as expenses associated with any material expansion of the Utility’s vegetation management program, as well as the impact of additional conditions of probation on PG&E Corporation’s and the Utility’s ability to make distributions to shareholders;

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the effects on PG&E Corporation’s and the Utility’s reputations caused by matters such as the CPUC’s investigations and enforcement proceedings and the Utility’s criminal guilty plea as described in PG&E Corporation’s and the Utility’s Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2021;

•

the outcome of future legislative or regulatory actions as part of the “Enhanced Oversight and Enforcement Process” or otherwise that may be taken, such as requiring the Utility to transfer ownership of the Utility’s assets to municipalities or other public entities, or implement corporate governance, operational or other changes;

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whether the Utility can control its operating costs within the authorized levels of spending, and timely recover its costs through rates; whether the Utility can continue implementing a streamlined organizational structure and achieve project savings, the extent to which the Utility incurs unrecoverable costs that are higher than the forecasts of such costs; and changes in cost forecasts or the scope and timing of planned work resulting from changes in customer demand for electricity and natural gas or other reasons;

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whether the Utility and its third-party vendors and contractors are able to protect the Utility’s operational networks and information technology systems from cyber- and physical attacks, or other internal or external hazards;

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the timing and outcome in the Court of Appeals of the appeal of the FERC’s order denying rehearing on March 17, 2020 granting the Utility a 50-basis point ROE incentive adder for continued participation in the CAISO;

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the outcome of current and future self-reports, investigations, or other enforcement proceedings that could be commenced or notices of violation that could be issued relating to the Utility’s compliance with laws, rules, regulations, or orders applicable to its operations, including the construction, expansion, or replacement of its electric and gas facilities, electric grid reliability, audit, inspection and maintenance practices, customer billing and privacy, physical and cybersecurity, environmental laws and regulations; and the outcome of existing and future SED notices of violations;

•

the impact of government regulations to which the Utility is subject, including environmental remediation laws, regulations, and orders; the ultimate amount of costs incurred to discharge the Utility’s known and unknown remediation obligations; and the extent to which the Utility is able to recover such compliance costs in rates or from other sources;

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the impact of SB 100, signed into law on September 10, 2018, which increased the percentage from 50% to 60% of California’s electricity portfolio that must come from renewables by 2030; and establishes state policy that 100% of all retail electricity sales must come from renewable portfolio standard-eligible or carbon-free resources by 2045;

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how the CPUC and the California Air Resources Board implement state environmental laws relating to GHG, renewable energy targets, energy efficiency standards, distributed energy resources, electric vehicles, and similar matters, including whether the Utility is able to continue recovering associated compliance costs, such as the cost of emission allowances and offsets under cap-and-trade regulations; and whether the Utility is able to timely recover its associated investment costs;

•

the impact of the California governor’s executive order issued on January 26, 2018, to implement a new target of five million zero-emission vehicles on the road in California by 2030 and the California governor’s executive order issued on September 23, 2020, requiring sales of all new passenger vehicles to be zero-emission by 2035 and additional measures to eliminate harmful emissions from the transportation sector;

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the ultimate amount of unrecoverable environmental costs the Utility incurs associated with the Utility’s natural gas compressor station site located near Hinkley, California and the Utility’s fossil fuel-fired generation sites;

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the impact of new legislation or NRC regulations, recommendations, policies, decisions, or orders relating to the nuclear industry, including operations, seismic design, security, safety, relicensing, the storage of spent nuclear fuel, decommissioning, cooling water intake, or other issues; the impact of potential actions, such as legislation, taken by state agencies that may affect the Utility’s ability to continue operating Diablo Canyon until its planned retirement;

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the impact of wildfires, droughts, floods, high winds, lightning or other weather-related conditions or events, climate change, natural disasters, acts of terrorism, war, vandalism (including cyber-attacks), downed power lines, and other events, that can cause unplanned outages, reduce generating output, disrupt the Utility’s service to customers, or damage or disrupt the facilities, operations, or information technology and systems owned by the Utility, its customers, or third parties on which the Utility relies, and the reparation and other costs that the Utility may incur in connection with such conditions or events; the impact of the adequacy of the Utility’s emergency preparedness; whether the Utility incurs liability to third parties for property damage or personal injury caused by such events; whether the Utility is subject to civil, criminal, or regulatory penalties in connection with such events; and whether the Utility’s insurance coverage is available for these types of claims and sufficient to cover the Utility’s liability;

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the breakdown or failure of equipment that can cause damages, including fires, and unplanned outages; and whether the Utility will be subject to investigations, penalties, and other costs in connection with such events;

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the outcome of future legislative developments in connection with SB 350 (the Golden State Energy Act), a bill which was signed into law on June 30, 2020 and authorizes the creation by the California governor of a new entity, “Golden State Energy,” a nonprofit public benefit corporation, for the purpose of acquiring the Utility’s assets and serving electric and gas in the Utility’s service territory in the event that the CPUC revokes the Utility’s Certificate of Public Convenience and Necessity;

•	whether the Utility’s climate change adaptation strategies are successful;

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the impact that reductions in Utility customer demand for electricity and natural gas, driven by customer departures to CCAs and DA providers, have on the Utility’s ability to make and recover its investments through rates and earn its authorized return on equity, and whether the Utility is successful in addressing the impact of growing distributed and renewable generation resources, and changing customer demand for its natural gas and electric services;

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the supply and price of electricity, natural gas, and nuclear fuel; the extent to which the Utility can manage and respond to the volatility of energy commodity prices; the ability of the Utility and its counterparties to post or return collateral in connection with price risk management activities; and whether the Utility is able to recover timely its electric generation and energy commodity costs through rates, including its renewable energy procurement costs;

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the amount and timing of charges reflecting probable liabilities for third-party claims; the extent to which costs incurred in connection with third-party claims or litigation can be recovered through insurance, rates, or from other third parties; and whether the Utility can continue to obtain adequate insurance coverage for future losses or claims, especially following a major event that causes widespread third-party losses;

•	the risks and uncertainties associated with any future substantial sales of shares of common stock of PG&E Corporation by existing shareholders, including the Fire Victim Trust;

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the impact of the regulation of utilities and their holding companies, including how the CPUC interprets and enforces the financial and other conditions imposed on PG&E Corporation when it became the Utility’s holding company, and whether the uncertainty in connection with the Utility’s probation or enforcement matters will impact the Utility’s ability to make distributions to PG&E Corporation;

•	the outcome of federal or state tax audits and the impact of any changes in federal or state tax laws, policies, regulations, or their interpretation;

•

whether PG&E Corporation or the Utility undergoes an “ownership change” within the meaning of section 382 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), as a result of which tax attributes could be limited;

•	changes in the regulatory and economic environment, including potential changes affecting clean energy and tax policy, as a result of the current federal administration and Congress; and

•	the impact of changes in GAAP, standards, rules, or policies, including those related to regulatory accounting, and the impact of changes in their interpretation or application.

For more information about the significant risks that could affect the outcome of these forward-looking statements and our future financial condition, results of operations, liquidity and cash flows, you should read the sections of the documents incorporated herein by reference titled “Risk Factors,” as well as the important factors that may be set forth under the heading “Risk Factors” in the applicable supplement to this prospectus.

You should read this prospectus, any applicable prospectus supplements, the documents that we incorporate by reference into this prospectus, the documents that we have included as exhibits to the registration statement of which this prospectus is a part and the documents that we refer to under the section of this prospectus titled “Where You Can Find More Information” completely and with the understanding that our actual future results could be materially different from what we expect when making the forward-looking statement. We qualify all our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this prospectus, the date of the document incorporated by reference or the date of any applicable prospectus supplement. Except as required by applicable laws or regulations, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling securityholder.

DESCRIPTION OF COMMON STOCK

Unless indicated differently in any applicable prospectus supplement, this section describes the terms of our common stock (together with our preferred stock, the “capital stock”). The following description is only a summary and is qualified in its entirety by reference to applicable law, our amended restated articles of incorporation (the “Amended Articles”) and amended and restated bylaws (the “Amended Bylaws”). Any accompanying prospectus supplement and any related free-writing prospectus may add, update or change the terms and conditions of the securities as described in this prospectus.

General

The Amended Articles authorize the issuance of 3,600,000,000 shares of common stock and 400,000,000 shares of preferred stock. As of April 26, 2021, there were approximately 1,985,105,703 shares of our common stock, no par value, outstanding and no shares of preferred stock outstanding. All outstanding shares of our common stock are fully paid and nonassessable.

Common Stock

We may issue our common stock from time to time upon such terms and for such consideration as may be determined by our board of directors. Such further issuances, up to the aggregate amounts authorized by the Amended Articles, will not require approval by our shareholders. We may also issue common stock from time to time under dividend reinvestment and employee benefit plans.

The Amended Articles restrict our ability to issue non-voting shares of our capital stock to the extent prohibited by Section 1123(a)(6) of the Bankruptcy Code for so long as such Section is in effect and applicable to us (the “Voting Restrictions”). Except as otherwise provided by law (including Section 703(b) of the California Corporations Code, which states that shares of a corporation owned by its subsidiary shall not be entitled to vote on any matter), holders of our common stock have voting rights on the basis of one vote per share on each matter submitted to a vote at a meeting of shareholders, subject to any class or series voting rights of holders of our preferred stock. Our shareholders may not cumulate votes in elections of directors. As a result, the holders of our common stock and (if issued) preferred stock entitled to exercise more than 50% of the voting rights in an election of directors can elect all of the directors to be elected if they choose to do so. In such event, the holders of the remaining common stock and preferred stock voting for the election of directors will not be able to elect any persons to the board of directors.

Holders of our common stock, subject to any prior rights or preferences of preferred stock outstanding, have equal rights to receive dividends if and when declared by our board of directors out of funds legally available therefor.

In the event of our liquidation, dissolution or winding up and after payment of all prior claims, holders of our common stock would be entitled to receive any of our remaining assets, subject to any preferential rights of holders of outstanding shares of preferred stock.

Holders of our common stock have no preemptive rights to subscribe for additional shares of common stock or any of our other securities, nor do holders of our common stock have any redemption or conversion rights. Additionally, the rights of holders of common stock may be materially limited or qualified by the rights of holders of preferred stock that we may issue in the future.

Our common stock is listed on the New York Stock Exchange under the symbol “PCG.”

The transfer agent and registrar for our common stock is EQ Shareowner Services, P. O. Box 64874, St. Paul, MN, 55164-0874.

Ownership Restrictions

The Amended Articles impose certain restrictions on the transferability and ownership of our capital stock and any other interests designated as “stock” of PG&E Corporation by our board of directors as disclosed in an SEC filing by PG&E Corporation (such stock and other interests, the “Equity Securities,” and such restrictions on transferability and ownership, the “Ownership Restrictions”) in order to reduce the possibility of an equity ownership shift that could result in limitations on our ability to utilize net operating loss carryforwards and other tax attributes from prior taxable years for Federal income tax purposes. Any acquisition of our capital stock that results in a shareholder being in violation of these restrictions may not be valid. The Ownership Restrictions may be waived by our board of directors on a case-by-case basis.

Subject to certain exceptions, the Ownership Restrictions restrict (i) any person or entity (including certain groups of persons) from directly or indirectly acquiring or accumulating 4.75% or more of our outstanding Equity Securities and (ii) the ability of any person or entity (including certain groups of persons) already owning, directly or indirectly, 4.75% or more of our Equity Securities from increasing their proportionate interest in our Equity Securities. Any transferee receiving Equity Securities that would result in a violation of the Ownership Restrictions will not be recognized as a shareholder of PG&E Corporation or entitled to any rights of shareholders, including, without limitation, the right to vote and to receive dividends or distributions, whether liquidating or otherwise, in each case, with respect to the Equity Securities causing the violation.

Since PG&E Corporation has elected to treat the Fire Victim Trust as a “grantor trust,” any shares owned by the Fire Victim Trust would effectively be excluded from the total number of outstanding Equity Securities when calculating a Person’s Percentage Ownership (as defined in the Amended Articles) for purposes of the Ownership Restrictions. For example, whereas the number of outstanding shares of PG&E Corporation common stock for corporate purposes as of April 26, 2021, was 1,985,105,703 shares, for purposes of the Ownership Restrictions, the number of outstanding common stock as of April 26, 2021, would be 1,507,362,113 (the number of outstanding shares of PG&E Corporation common stock less the number of shares of common stock owned by the Fire Victim Trust as of April 26, 2021). See the risk factors described in PG&E Corporation’s and the Utility’s Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2021 and Annual Reports on Form 10-K for the year ended December 31, 2020 for more information regarding the treatment of the Fire Victim Trust as a “grantor trust”.

The Ownership Restrictions remain in effect until the earliest of (i) the repeal, amendment or modification of Section 382 (and any comparable successor provision) of the Internal Revenue Code, in such a way as to render the restrictions imposed by Section 382 of the Internal Revenue Code no longer applicable to PG&E Corporation, (ii) the beginning of a taxable year in which our board of directors determines that no tax benefits attributable to net operating losses or other tax attributes are available, (iii) the date selected by our board of directors if it determines that the limitation amount imposed by Section 382 of the Internal Revenue Code as of such date in the event of an “ownership change” of PG&E Corporation (as defined in Section 382 of the Internal Revenue Code and Treasury Regulation Sections 1.1502-91 et seq.) would not be materially less than the net operating loss carryforwards or “net unrealized built-in loss” (within the meaning of Section 382 of the Internal Revenue Code and Treasury Regulation Sections 1.1502-91 et seq.) of PG&E Corporation and (iv) the date selected by our board of directors if it determines that it is in the best interests of our shareholders for the Ownership Restrictions to be removed or released.

SELLING SECURITYHOLDER

This prospectus covers the offering for resale from time to time, in one or more offerings, of up to 477,743,590 shares of our common stock by the selling securityholder named herein.

The following table sets forth (i) the name of the selling securityholder, (ii) the number of shares of common stock beneficially owned by the selling securityholder as of April 26, 2021 and (iii) the number of shares of common stock beneficially owned by the selling securityholder following the completion of this offering (assuming the selling securityholder sells all of its shares of our common stock covered by this prospectus). The immediately following table also sets forth the percentage of common stock beneficially owned by the selling securityholder after giving effect to the sale by the selling securityholder of all shares of our common stock covered by this prospectus, based on 1,985,105,703 shares of our common stock outstanding as of April 26, 2021 .

The shares of common stock covered by this prospectus were issued to the selling securityholder (i) in order to satisfy, release and discharge certain wildfire-related claims in connection with the Chapter 11 Cases and (ii) in connection with the Exchange Agreement (as described below). For additional information regarding the issuances of these shares of common stock, see the section entitled “—Material Relationships with the Selling Securityholder—Fire Victim Trust Issuance” below.

The selling securityholder is not making any representation that any shares of common stock covered by this prospectus will be offered for sale. Because the selling securityholder may dispose of all, none or some portion of the shares of common stock covered by this prospectus, no estimate can be given as to the number of shares that will be beneficially owned by the selling securityholder upon termination of this offering. In addition, the selling securityholder may have sold, transferred or otherwise disposed of its shares of common stock in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented. For purposes of the table below, however, we have assumed that after termination of this offering, none of the shares of common stock registered for resale under this prospectus will be beneficially owned by the selling securityholder, and we have further assumed that the selling securityholder will not acquire beneficial ownership of any additional shares of common stock during this offering.

To our knowledge, except as described below in the section entitled “Selling Securityholder—Material Relationships with the Selling Securityholder” and the notes to the following table, the selling securityholder has held no position or office or had any other material relationship with us or any of our affiliates or predecessors during the past three years.

We may amend or supplement this prospectus from time to time in the future to update or change this selling securityholder list and the shares of common stock that may be resold pursuant to this prospectus. See the section entitled “Plan of Distribution” for further information regarding the selling securityholder’s method of distributing these shares.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned Prior to the Offering(1)	Shares of Common Stock to be Sold Pursuant to this Offering		Shares of Common Stock Beneficially Owned After the Offering(1)	Percentage of Shares of Common Stock Beneficially Owned After the Offering(1)
Fire Victim Trust(2)	477,743,590	477,743,590	(3)	—	—

(1)

The amounts and percentages of common stock beneficially owned by the named selling securityholder are determined in accordance with the SEC’s rules, pursuant to which a person is deemed to be a “beneficial owner” of a security if that person has or shares voting or investment power or has the right to acquire such power within 60 days through exercise of any option, warrant or other right. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.
(2)

The shares of common stock listed herein are held directly by the Fire Victim Trust and may be exchanged pursuant to the terms of the Exchange Agreement for a corresponding number of New Shares (as defined below). New Shares may be exchanged for a corresponding number of Replacement Shares (as defined below). The Trustee (as defined below) may be deemed to beneficially own the shares of common stock held by the Fire Victim Trust. The Trustee specifically disclaims beneficial ownership of the securities held by the Fire Victim Trust that he does not directly own or control. The address of the Fire Victim Trust is Two Embarcadero Center, Suite 1500, San Francisco CA, 94111. See “Material Relationships with the Selling Securityholder” below for additional information.

(3)

The amount of common stock to be sold by the named selling securityholder pursuant to this offering represents the aggregate number of shares of common stock that may be sold by the Fire Victim Trust, which may consist of Plan Shares, New Shares, Replacement Shares or Nonconforming New Shares (each as defined below). See “Material Relationships with the Selling Securityholder” below for additional information.

Material Relationships with the Selling Securityholder

The following summary does not purport to be complete and is subject, and qualified in its entirety by reference, to the applicable documents incorporated by reference herein. We urge you to read these documents because they, and not the following summaries, outline the material relationships with the selling securityholder.

Fire Victim Trust Issuance

In full satisfaction, release and discharge of the wildfire-related claims of certain individuals, public entities and other claimants (the “Fire Victim Claims”), on July 1, 2020, we and the Utility funded the Fire Victim Trust with aggregate consideration consisting of $6.75 billion in cash (including $1.35 billion on a deferred basis) and 476,995,175 shares of common stock of reorganized PG&E Corporation representing 22.19% of the outstanding common stock of reorganized PG&E Corporation as of July 1, 2020, the effective date of the Plan of Reorganization (as defined below) in the Chapter 11 Cases (the “Effective Date”), subject to potential adjustments, (plus certain other rights), in each case in accordance with the terms of the PG&E Corporation and the Utility and the Shareholder Proponents’ Joint Chapter 11 Plan of Reorganization, dated as of June 19, 2020 (the “Plan of Reorganization”). Pursuant to such adjustment rights, we issued an additional 748,415 shares to the Fire Victim Trust on August 3, 2020, resulting in an aggregate 477,743,590 shares issued to the Fire Victim Trust in accordance with the terms of the Plan of Reorganization (the “Plan Shares”).

Exchange Agreement with the Fire Victim Trust

On July 8, 2021, PG&E Corporation, the Utility, PG&E ShareCo LLC, a wholly-owned subsidiary of PG&E Corporation (“ShareCo”) and the Fire Victim Trust entered into the PG&E Fire Victim Trust Share Exchange and Tax Matters Agreement (the “Exchange Agreement”), pursuant to which the parties agreed to exchange the Plan Shares for an equal amount of newly-issued shares of PG&E Corporation common stock (the “New Shares”). The purpose of the exchange transactions is to facilitate the making of an election by PG&E Corporation to treat the Fire Victim Trust as a “grantor trust” for U.S. income tax purposes. Under the Exchange Agreement, PG&E Corporation will issue 477,743,590 New Shares to ShareCo, which will have the sole purpose of holding the shares in a designated brokerage account. When the Fire Victim Trust desires to sell any or all of its Plan Shares, the Fire Victim Trust may exchange any number of Plan Shares with the Utility for a corresponding number of New Shares on a share-for-share basis (without any further consideration payable by either party) and thereafter promptly dispose of the New Shares in one or more transactions with one or more third parties. In the event that the Fire Victim Trust is unable to timely dispose of New Shares under certain circumstances (such shares, the “Nonconforming New Shares”), PG&E Corporation will also authorize a reserve of up to 250,000,000 additional shares of Common Stock (such shares, the “Replacement Shares”), which PG&E Corporation may transfer to the Fire Victim Trust, in exchange for the Nonconforming New Shares, following the same procedures as for an exchange of Plan Shares for New Shares. In the event that the Fire Victim Trust sells any common stock subject to the Exchange Agreement without complying with the terms of the Exchange Agreement, the Fire Victim Trust may be required to make a payment to the Utility designed to compensate the Utility for certain adverse tax consequences arising from nonconforming sale transactions.

Registration Rights Agreement with the Fire Victim Trust

In connection with the issuance of the Plan Shares and entering into the Exchange Agreement, we entered into an amended and restated registration rights agreement (the “Fire Victim Trust RRA”) on July 8, 2021 with the Hon. John K. Trotter (Ret.), solely in his capacity as trustee of the Fire Victim Trust (the “Trustee”). Among other things, pursuant to the terms of the Fire Victim Trust RRA:

•

we are required to maintain the registration of the Plan Shares, and to file either a new registration statement or an amendment or supplement to the Registration Statement promptly following the effective date of the Exchange Agreement to effect the registration of the New Shares, and any other shares issuable by PG&E Corporation to the Fire Victim Trust pursuant to the Exchange Agreement or the Plan;

•

subject to customary suspension rights, we are required to use commercially reasonable best efforts to cause such registration statement, as amended or supplemented from time to time, to remain continuously effective under, and properly amended, supplemented and replaced as required by, the Securities Act until the date as of which there are no longer “registrable securities” (as defined in the Fire Victim Trust RRA) outstanding;

•

subject to certain limitations, the Fire Victim Trust has the right (i) to require us to assist the Fire Victim Trust with effecting periodic underwritten offerings (including block trades) of our shares of common stock and (ii) to include the Fire Victim Trust’s shares of our common stock in offerings of common stock by us (whether for our account or the account of any other equity holder); and

•

subject to certain requirements, the Fire Victim Trust will agree to customary lock-up periods not to exceed 90 days following offerings of common stock by us (whether for our own account or the account of the Fire Victim Trust or otherwise).

In addition, we are required to pay the fees and expenses incident to our registration obligations under the Fire Victim Trust RRA, including fees and expenses for one counsel for the Fire Victim Trust (subject to a cap) in connection with the initial registration and each assisted underwritten offering, but excluding any underwriting discounts or commissions or fees and expenses of the Fire Victim Trust. The Fire Victim Trust RRA contains customary indemnification and contribution provisions.

As provided in the Fire Victim Trust RRA, shares of our common stock held by the Fire Victim Trust in excess of 9.9% of the outstanding shares of our common stock are subject to “mirror voting,” whereby such shares will be voted in the same proportion as the votes of all other PG&E Corporation shareholders on all matters except for those directly related to the natural environment or safety.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the common stock initially will be issued in book entry form and represented by one or more global securities (collectively, “global securities”). The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, which eliminates the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC National Securities Clearing Corporation, all of which are registered clearing agencies. DTC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, referred to as “indirect participants,” that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities within the DTC system must be made by or through direct participants, which will receive a credit for those securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co, or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The direct and indirect participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time. Beneficial owners of securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of securities may wish to ascertain that the nominee holding the securities for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices will be sent to DTC or its nominee. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

In any case where a vote may be required with respect to securities of a particular series, neither DTC nor Cede & Co. (nor any other DTC nominee) will give consents for or vote the global securities, unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC will send an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date identified in a listing attached to the omnibus proxy.

Principal and interest payments on the securities will be made to Cede & Co., or such other nominee as may be requested by authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon receipt of funds and corresponding detail information from us or the paying agent in accordance with their respective holdings shown on DTC’s records. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC, the paying agent or us, subject to any legal requirements in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may otherwise be requested by an authorized representative of DTC) is our responsibility, disbursement of payments to direct participants is the responsibility of DTC and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the applicable indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving us reasonable notice. Under such circumstances, in the event that a successor securities depository is not obtained, certificates representing the securities are required to be printed and delivered. Also, we may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository), in which event, certificates representing the securities will be printed and delivered to DTC.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION

As of the date of this prospectus, we have not been advised by the selling securityholder named herein as to any plan of distribution. The selling securityholder named herein, or its pledgees, donees (including charitable organizations), transferees or other successors-in-interest, may from time to time, sell any or all of the shares of common stock offered by this prospectus either directly by such person, or through underwriters, dealers or agents or on any exchange on which the shares of common stock may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The selling securityholder named herein may use any one or more of the following methods when selling shares of our common stock:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as agent on both sides of the trade;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	any exchange distribution in accordance with the rules of the applicable exchange;

•	the pledge of shares of common stock for any loan or obligation;

•	privately negotiated transactions;

•	through the writing or settlement of short sales entered into after the effective date of the registration statement of which the prospectus will form a part;

•	through distribution by the selling securityholder to its beneficiaries;

•	broker-dealers may agree with the selling securityholder to sell a specified number of such shares of common stock at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling securityholder may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. The prospectus supplement, if required, with respect to the securities the selling securityholder may sell will set forth the terms of the offering of such securities, including the name or names of any underwriters, dealers or agents, the purchase price of such securities, any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation, any public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such securities may be listed.

The distribution of our securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The selling securityholder may also sell shares of common stock under Rule 144 under the Securities Act, if available, or otherwise as permitted pursuant to applicable law, rather than under this prospectus.

Broker-dealers engaged by the selling securityholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling securityholder (or, if any broker-dealer acts as agent for the purchaser of the shares of common stock under this prospectus, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to the prospectus.

In connection with sales of the shares of common stock under this prospectus or interests therein, the selling securityholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume. The selling securityholder may also sell the shares of common stock short and deliver them to close their short positions, or loan or pledge the shares of common stock to broker-dealers that in turn may sell them. The selling securityholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares of common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling securityholder has been advised that they may not deliver the shares of common stock registered on the registration statement of which this prospectus forms a part to cover short sales of the shares of common stock made prior to the date the registration statement has been declared effective by the SEC.

The selling securityholder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by the selling securityholder that are subject to this prospectus, and the pledgees or secured parties will, upon foreclosure in the event of default, be deemed to be selling securityholders. If and to the extent such foreclosure occurs, the number of securities under this prospectus on behalf of such selling securityholders will decrease by the number of securities subject to any such foreclosure. The selling securityholder may also transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

If underwriters participate in the sale, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price, at market prices prevailing at the time of sale, at prices based on prevailing market prices or at negotiated prices.

Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of those firms. The specific managing underwriter or underwriters, if any, will be named in the applicable prospectus supplement relating to the particular securities together with the members of the underwriting syndicate, if any. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase any series of the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

The selling securityholder may sell securities directly or through agents we designate from time to time. The prospectus supplement, if required, will set forth the name of any agent involved in the offer or sale of securities in respect of which such prospectus supplement is delivered and any commissions payable by us to such agent. Unless otherwise indicated in an applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

The selling securityholder and any underwriters, dealers or agents participating in the distribution of securities may be deemed to be underwriters as defined in the Securities Act of 1933, as amended (the “Securities Act”), and any discounts or commissions received by them on the sale or resale of securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and agents may be entitled under agreements entered into with us to indemnification against certain civil liabilities, including liabilities under the Securities Act. Underwriters and agents and their affiliates may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate a securities offering, any underwriter may engage in over-allotment, short covering transactions and penalty bids or stabilizing transactions in accordance with Regulation M under the Exchange Act.

•	Over-allotment involves sales in excess of the offering size, which creates a short position.

•	Stabilizing transactions permit bids to purchase the underlying securities so long as the stabilizing bids do not exceed a specified maximum.

•	Short covering positions involve purchases of securities in the open market after the distribution is completed to cover short positions.

•	Penalty bids permit the underwriters to reclaim a selling concession from a dealer when securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

These activities may cause the price of the securities to be higher than it otherwise would be. If commenced, these activities may be discontinued by the underwriters at any time.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. There can be no assurances that the selling securityholder will sell any or all of the securities offered under this prospectus.

LEGAL MATTERS

Certain legal matters in connection with the offered securities will be passed upon for us by Cravath, Swaine & Moore LLP and/or Hunton Andrews Kurth LLP. Certain legal matters in connection with the offered securities will be passed on for any agents, dealers or underwriters by their counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from the PG&E Corporation’s and the Utility’s Annual Reports on Form 10-K, and the effectiveness of PG&E Corporation’s and the Utility’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

PG&E Corporation and the Utility file annual, quarterly and current reports, proxy statements and other information with the SEC under File Nos. 001-12609 and 001-02348, respectively. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, including PG&E Corporation and the Utility, that file electronically with the SEC at http://www.sec.gov. PG&E Corporation’s and the Utility’s SEC filings are also available at our website: http://investor.pgecorp.com. Except for documents filed with the SEC and incorporated by reference into this prospectus, no information contained in, or that can be accessed through, our website is to be considered part of this prospectus.

CERTAIN DOCUMENTS INCORPORATED BY REFERENCE

PG&E Corporation and the Utility have “incorporated by reference” into this prospectus certain information that they file with the SEC. This means that PG&E Corporation and the Utility can disclose important business, financial and other information in this prospectus by referring you to the documents containing this information.

PG&E Corporation and the Utility incorporate by reference the documents and information listed below and any future filings that they make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than the Current Reports on Form 8-K or portions thereof that are “furnished” under Item 2.02 or Item 7.01 of Form 8-K) from the date of this prospectus until the termination of each offering of securities under this prospectus:

•	PG&E Corporation’s and the Utility’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021;

•	PG&E Corporation’s and the Utility’s Annual Report on Form 10-K for the year ended December 31, 2020;

•	PG&E Corporation’s and the Utility’s definitive proxy statement on Schedule 14A filed with the SEC on April 8, 2021;

•

PG&E Corporation’s and the Utility’s Current Reports on Form 8-K filed with the SEC on January  26, 2021, February  2, 2021, February  16, 2021, February  23, 2021, February  26, 2021, March  3, 2021, March  4, 2021, March  11, 2021, March  24, 2021, April  7, 2021, April 7,  2021, April  30, 2021, May  24, 2021, May  24, 2021, May  26, 2021, June  3, 2021, June  23, 2021, July  2, 2021 and July 9, 2021; and

•

the description of the common stock of PG&E Corporation contained in its Registration Statement on Form S-4 filed with the SEC on February 21, 1996, including any amendments and reports filed for the purpose of updating such description.

All information incorporated by reference is deemed to be part of this prospectus except to the extent that the information is updated or superseded by information filed with the SEC after the date the incorporated information was filed (including later-dated reports listed above) or by the information contained in this prospectus or the applicable prospectus supplement. Any information that we subsequently file with the SEC that is incorporated by reference, as described above, will automatically update and supersede as of the date of such filing any previous information that had been part of this prospectus or the applicable prospectus supplement, or that had been incorporated herein by reference.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus other than exhibits to these documents, unless the exhibits are also specifically incorporated by reference herein. Requests for copies should be directed to the following address:

The Office of the Corporate Secretary

PG&E Corporation

77 Beale Street

P.O. Box 770000

San Francisco, CA 94177

Telephone: (415) 973-8200

Facsimile: (415) 973-8719

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance And Distribution

The following table sets forth the estimated expenses, other than the underwriting discounts and commissions, payable by PG&E Corporation ( the “Registrant”) in connection with the sale of the securities being registered.

Registration fee		$543,370.03(1)
Printing and engraving expenses		(2)
Legal fees and expenses		(2)
Accounting fees and expenses		(2)
Trustee’s and authenticating agent’s and/or transfer agent’s and registrar’s fees and expenses		(2)
Stock exchange listing fees		(2)
Rating agencies’ fees		(2)
Miscellaneous		(2)

Total	$

(1)	We have offset $543,370.03 of the registration fee pursuant to Rule 457(p) under the Securities Act of 1933, as amended.
(2)

These fees are calculated based on the type of securities offered and the number of issuances and, accordingly, cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated amount of expenses of any offerings of securities.

Item 15.	Indemnification of Officers and Directors.

Section 317 of the California Corporations Code provides for indemnification of a corporation’s directors and officers under certain circumstances. The Registrant’s articles of incorporation authorize it to provide indemnification of any person who is or was a director, officer, employee or other agent of Registrant, or is or was serving at Registrant’s request as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of Registrant or of another enterprise at the request of the predecessor corporation, through Registrant’s bylaws, board of directors resolutions, agreements with agents, vote of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code.

The Registrant’s articles of incorporation also eliminate the liability of the Registrant’s directors for monetary damages to the fullest extent permissible by California law. The Registrant’s board of directors has adopted a resolution regarding our policy of indemnification and the Registrant maintains insurance which insures its directors and officers against certain liabilities. In addition, the Registrant has entered into indemnification agreements with certain directors and officers consistent with the terms of such resolutions.

Item 16.	Exhibits.

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement with respect to Debt Securities of PG&E Corporation.*

1.2	Form of Underwriting Agreement with respect to Debt Securities of the Utility.*

1.3	Form of Underwriting Agreement with respect to Common Stock of PG&E Corporation.*

1.4	Form of Underwriting Agreement with respect to Preferred Stock of PG&E Corporation.*

1.5	Form of Underwriting Agreement with respect to Warrants of PG&E Corporation.*

1.6	Form of Underwriting Agreement with respect to Warrants of the Utility.*

1.7	Form of Underwriting Agreement with respect to Purchase Contracts of PG&E Corporation.*

1.8	Form of Underwriting Agreement with respect to Purchase Contracts of the Utility.*

1.9	Form of Underwriting Agreement with respect to Units of PG&E Corporation.*

1.10	Form of Underwriting Agreement with respect to Units of the Utility.*

1.11	Form of Underwriting Agreement with respect to Depositary Shares of PG&E Corporation.*

1.12	Form of Underwriting Agreement with respect to Subscription Rights of PG&E Corporation.*

1.13	Underwriting Agreement, dated March 8, 2021, by and among Pacific Gas and Electric Company, BNP Paribas Securities Corp., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and MUFG Securities Americas Inc. (incorporated by reference to Pacific Gas and Electric Company’s Form 8-K dated March 8, 2021 (File No. 1-2348), Exhibit 1.1).**

1.14	Underwriting Agreement, dated June 1, 2021, by and among Pacific Gas and Electric Company, Barclays Capital Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC (incorporated by reference to Pacific Gas and Electric Company’s Form 8-K dated June 1, 2021 (File No. 1-2348), Exhibit 1.1).**

3.1	Amended and Restated Articles of Incorporation of PG&E Corporation, effective as of May 29, 2002, as amended by the Amendment dated June 22, 2020 (incorporated by reference to PG&E Corporation’s Form 8 K dated June 20, 2020 (File No. 1-12609) Exhibit 3.1).**

3.2	Bylaws of PG&E Corporation, Amended and Restated as of June 22, 2020 (incorporated by reference to PG&E Corporation’s Form 8-K dated June 20, 2020 (File No. 1-12609) Exhibit 3.3).**

3.3	Amended and Restated Articles of Incorporation of Pacific Gas and Electric Company, effective as of June 22, 2020 (incorporated by reference to Pacific Gas and Electric Company’s Form 8-K dated June 20, 2020 (File No. 1-2348), Exhibit 3.2).**

3.4	Bylaws of Pacific Gas and Electric Company, Amended as of May 20, 2021 (incorporated by reference in Form 8-K dated May 20, 2021 (File No. 1-2348), Exhibit 3.1).**

4.1	Form of Unsecured Senior Note Indenture between PG&E Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee.**

4.2	Form of Supplemental Indenture to Unsecured Senior Note Indenture of PG&E Corporation.*

4.3	Indenture, dated as of June 19, 2020, between PG&E Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to PG&E Corporation’s Form 8-K dated June 19, 2020 (File No. 1-12609), Exhibit 4.1).**

4.4	First Supplemental Indenture, dated as of June 23, 2020, among PG&E Corporation, the Trustee and JP Morgan Chase Bank N.A., as collateral agent (incorporated by reference to PG&E Corporation’s Form 8-K dated June 19, 2020 (File No. 1-2609), Exhibit 4.2).**

4.5	Form of Subordinated Note Indenture between PG&E Corporation and a trustee to be named (incorporated by reference to PG&E Corporation’s Report on Form 8-K filed March 9, 2009 (File No. 001-12609), Exhibit 4.2).**

4.6	Form of Supplemental Indenture to Subordinated Note Indenture of PG&E Corporation.*

Exhibit Number	Description of Document

4.7	Indenture, dated as of August 6, 2018, between Pacific Gas and Electric Company and The Bank of New York Mellon Trust Company, N.A.., as trustee (incorporated by reference to Pacific Gas and Electric Company’s Form 8-K dated August 6, 2018 (File No. 1-2348), Exhibit 4.1).**

4.8	Form of Supplemental Indenture to Indenture of the Utility.*

4.9	Indenture of Mortgage, dated as of June 19, 2020, between Pacific Gas and Electric Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Pacific Gas and Electric Company’s Form 8-K dated June 19, 2020 (File No. 12348), Exhibit 4.1).**

4.10	First Supplemental Indenture, dated as of June 19, 2020, to the Indenture of Mortgage, dated as of June 19, 2020, between Pacific Gas and Electric Company and the trustee (incorporated by reference to Pacific Gas and Electric Company’s Form 8-K dated June 19, 2020 (File No. 1-2348), Exhibit 4.2).**

4.11	Second Supplemental Indenture, dated as of July 1, 2020, to the Indenture of Mortgage, dated as of June 19, 2020, between Pacific Gas and Electric Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Pacific Gas and Electric Company’s Form 8-K dated June 30, 2020 (File No. 1-2348), Exhibit 4.6).**

4.12	Third Supplemental Indenture, dated as of July 1, 2020, to the Indenture of Mortgage, dated as of June 19, 2020, between Pacific Gas and Electric Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Pacific Gas and Electric Company’s Form 8-K dated June 30, 2020 (File No. 1-2348), Exhibit 4.1).**

4.13	Fourth Supplemental Indenture, dated as of July 1, 2020, to the Indenture of Mortgage, dated as of June 19, 2020, between Pacific Gas and Electric Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Pacific Gas and Electric Company’s Form 8-K dated June 30, 2020 (File No. 1-2348), Exhibit 4.2).**

4.14	Fifth Supplemental Indenture, dated as of July 1, 2020, to the Indenture of Mortgage, dated as of June 19, 2020, between Pacific Gas and Electric Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Pacific Gas and Electric Company’s Form 8-K dated June 30, 2020 (File No. 1-2348), Exhibit 4.7).**

4.15	Sixth Supplemental Indenture, dated as of August 1, 2020, to the Indenture of Mortgage, dated as of June 19, 2020, between Pacific Gas and Electric Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Pacific Gas and Electric Company’s Form 10-Q dated October 29, 2020 (File No. 1-12609), Exhibit 4.15).**

4.16	Seventh Supplemental Indenture, dated as of November 16, 2020, to the Indenture of Mortgage, dated as of June 19, 2020, between Pacific Gas and Electric Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Pacific Gas and Electric Company’s Form 8-K dated November 16, 2020 (File No. 1-2348), Exhibit 4.1).**

4.17	Eighth Supplemental Indenture, dated as of March 11, 2021, to the Indenture of Mortgage, dated as of June 19, 2020, between Pacific Gas and Electric Company and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of Mortgage Bonds of each series) (incorporated by reference to Pacific Gas and Electric Company’s Form 8-K dated March 8, 2021 (File No. 1-2348), Exhibit 4.1).**

4.18	Ninth Supplemental Indenture, dated as of June 3, 2021, to the Indenture of Mortgage, dated as of June 19, 2020, between Pacific Gas and Electric Company and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of Mortgage Bonds of each series) (incorporated by reference to Pacific Gas and Electric Company’s Form 8-K dated June 1, 2021 (File No. 1-2348), Exhibit 4.1).**

4.19	Form of Unsecured Debt Security of PG&E Corporation (included in Exhibit 4.2).*

4.20	Form of Secured Debt Security of PG&E Corporation (included in Exhibit 4.4).*

4.21	Form of Subordinated Debt Security of PG&E Corporation (included in Exhibit 4.6).*

Exhibit Number	Description of Document

4.22	Form of Unsecured Debt Security of the Utility (included in Exhibit 4.8).*

4.23	Form of First Mortgage Bond of the Utility (included in Exhibit 4.10).*

4.24	Form of Warrant Agreement of PG&E Corporation (including form of Warrant Certificate).*

4.25	Form of Warrant Agreement of the Utility (including form of Warrant Certificate).*

4.25	Form of Purchase Contract Agreement of PG&E Corporation (including form of Purchase Contract Certificate).*

4.26	Form of Purchase Contract Agreement of the Utility (including form of Purchase Contract Certificate).*

4.27	Form of Unit Agreement of PG&E Corporation (including form of Unit Certificate).*

4.28	Form of Custodial Agreement of PG&E Corporation.*

4.29	Form of Unit Agreement of the Utility (including form of Unit Certificate).*

4.30	Form of Custodial Agreement of the Utility.*

4.31	Form of Deposit Agreement of PG&E Corporation (including form of Depositary Receipt).*

4.32	Form of Rights Agreement of PG&E Corporation (including form of Right Certificate).*

4.33	Form of Preferred Stock Certificate of PG&E Corporation.*

4.34	Certificate of Designation of Preferred Stock of PG&E Corporation.*

4.35	Amended and Restated Registration Rights Agreement, dated as of July 8, 2021, by and between PG&E Corporation and the Fire Victim Trust (incorporated by reference to PG&E Corporation’s Form 8-K dated July 8, 2021 (File No. 1-12609), Exhibit 4.1).**

5.1	Opinion of Hunton Andrews Kurth LLP.

5.2	Opinion of Hunton Andrews Kurth LLP (incorporated by reference to the registration statement of PG&E Corporation and Pacific Gas and Electric Company on Form S-3 filed on February 26, 2021 (File Nos. 333-253630 and 333-253630-01), Exhibit 5.1).**

5.3	Opinion of Hunton Andrews Kurth LLP (incorporated by reference to the registration statement of PG&E Corporation and Pacific Gas and Electric Company on Form S-3 filed on February 26, 2021 (File Nos. 333-253630 and 333-253630-01), Exhibit 5.2).**

5.4	Opinion of Cravath, Swaine & Moore LLP (incorporated by reference to the registration statement of PG&E Corporation and Pacific Gas and Electric Company on Form S-3 filed on February 26, 2021 (File Nos. 333-253630 and 333-253630-01), Exhibit 5.3).**

10.1	PG&E Fire Victim Trust Share Exchange and Tax Matters Agreement, dated as of July 8, 2021, by and among PG&E Corporation, Pacific Gas and Electric Company, PG&E ShareCo LLC and the PG&E Fire Victim Trust (incorporated by reference to PG&E Corporation’s Form 8-K dated July 8, 2021 (File No. 1-12609), Exhibit 10.1).**

23.1	Consent of Deloitte & Touche LLP for PG&E Corporation.

23.2	Consent of Deloitte & Touche LLP for the Utility.

23.3	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.1).

23.4	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.2).

23.5	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.3).

23.6	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.4).

24.1	Powers of Attorney of PG&E Corporation (incorporated by reference to the registration statement of PG&E Corporation and Pacific Gas and Electric Company on Form S-3 filed on February 26, 2021 (File Nos. 333-253630 and 333-253630-01), Exhibit 24.1).**

Exhibit Number	Description of Document

24.2	Powers of Attorney of the Utility (incorporated by reference to the registration statement of PG&E Corporation and Pacific Gas and Electric Company on Form S-3 filed on February 26, 2021 (File Nos. 333-253630 and 333-253630-01), Exhibit 24.2).**

24.3	Powers of Attorney of the Utility.

24.4	Board of Directors’ Resolution of PG&E Corporation (incorporated by reference to the registration statement of PG&E Corporation and Pacific Gas and Electric Company on Form S-3 filed on February 26, 2021 (File Nos. 333-253630 and 333-253630-01), Exhibit 24.3).**

24.5	Board of Directors’ Resolution of the Utility (incorporated by reference to the registration statement of PG&E Corporation and Pacific Gas and Electric Company on Form S-3 filed on February 26, 2021 (File Nos. 333-253630 and 333-253630-01), Exhibit 24.4).**

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee for PG&E Corporation’s Form of Unsecured Senior Note Indenture (incorporated by reference to the registration statement of PG&E Corporation and Pacific Gas and Electric Company on Form S-3 filed on February 26, 2021 (File Nos. 333-253630 and 333-253630-01), Exhibit 25.1).**

25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee for PG&E Corporation’s Secured Senior Note Indenture dated as of June 23, 2020 (incorporated by reference to the registration statement of PG&E Corporation and Pacific Gas and Electric Company on Form S-3 filed on February 26, 2021 (File Nos. 333-253630 and 333-253630-01), Exhibit 25.2).**

25.3	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Subordinated Note Indenture Trustee to be named under PG&E Corporation’s Subordinated Note Indenture.***

25.4	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee for the Utility’s Indenture dated as of August 6, 2018 (incorporated by reference to the registration statement of PG&E Corporation and Pacific Gas and Electric Company on Form S-3 filed on February 26, 2021 (File Nos. 333-253630 and 333-253630-01), Exhibit 25.4).**

25.5	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee for the Utility’s Indenture of Mortgage dated as of June 19, 2020 (incorporated by reference to the registration statement of PG&E Corporation and Pacific Gas and Electric Company on Form S-3 filed on February 26, 2021 (File Nos. 333-253630 and 333-253630-01), Exhibit 25.5).**

*	To be subsequently filed or incorporated by reference.
**	Previously filed.
***	To be filed separately pursuant to the Trust Indenture Act of 1939, as amended, Section 305(b)(2).

Item 17.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales of the securities registered hereby are being made, a post-effective amendment to the registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that clauses (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished by the Registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing by the Registrant of an annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(e) Each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on July 9, 2021.

PG&E CORPORATION

By:	* Patricia K. Poppe
Patricia K. Poppe
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this post-effective amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*PATRICIA K. POPPE Patricia K. Poppe	Chief Executive Officer, Director (Principal Executive Officer)	July 9, 2021

*CHRISTOPHER A. FOSTER Christopher A. Foster	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 9, 2021

*DAVID S. THOMASON David S. Thomason	Vice President and Controller (Principal Accounting Officer)	July 9, 2021

*RAJAT BAHRI Rajat Bahri	Director	July 9, 2021

*CHERYL F. CAMPBELL Cheryl F. Campbell	Director	July 9, 2021

*KERRY W. COOPER Kerry W. Cooper	Director	July 9, 2021

*JESSICA L. DENECOUR Jessica L. Denecour	Director	July 9, 2021

*MARK E. FERGUSON III Mark E. Ferguson III	Director	July 9, 2021

*ROBERT C. FLEXON Robert C. Flexon	Director	July 9, 2021

*W. CRAIG FUGATE W. Craig Fugate	Director	July 9, 2021

*ARNO L. HARRIS Arno L. Harris	Director	July 9, 2021

*MICHAEL R. NIGGLI Michael R. Niggli	Director	July 9, 2021

*DEAN L. SEAVERS Dean L. Seavers	Director	July 9, 2021

Signature	Title	Date

*WILLIAM L. SMITH William L. Smith	Director	July 9, 2021

*OLUWADARA J. TRESEDER Oluwadara J. Treseder	Director	July 9, 2021

*BENJAMIN F. WILSON Benjamin F. Wilson	Director	July 9, 2021

* By:	/s/ Brian M. Wong
Brian M. Wong, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on July 9, 2021.

PACIFIC GAS AND ELECTRIC COMPANY

By:	* Adam L. Wright
Adam L. Wright
Executive Vice President, Operations and Chief Operating Officer

Signature	Title	Date

*ADAM L. WRIGHT Adam L. Wright	Executive Vice President, Operations and Chief Operating Officer, Director (Principal Executive Officer)	July 9, 2021

* JASON M. GLICKMAN Jason M. Glickman	Executive Vice President, Engineering, Planning, and Strategy (Principal Executive Officer)	July 9, 2021

*MARLENE SANTOS Marlene Santos	Executive Vice President and Chief Customer Officer (Principal Executive Officer)	July 9, 2021

*DAVID S. THOMASON David S. Thomason	Vice President, Chief Financial Officer and Controller (Principal Financial Officer) (Principal Accounting Officer)	July 9, 2021

*RAJAT BAHRI Rajat Bahri	Director	July 9, 2021

*CHERYL F. CAMPBELL Cheryl F. Campbell	Director	July 9, 2021

*KERRY W. COOPER Kerry W. Cooper	Director	July 9, 2021

*JESSICA L. DENECOUR Jessica L. Denecour	Director	July 9, 2021

*MARK E. FERGUSON III Mark E. Ferguson III	Director	July 9, 2021

*ROBERT C. FLEXON Robert C. Flexon	Director	July 9, 2021

*W. CRAIG FUGATE W. Craig Fugate	Director	July 9, 2021

*ARNO L. HARRIS Arno L. Harris	Director	July 9, 2021

*MICHAEL R. NIGGLI Michael R. Niggli	Director	July 9, 2021

Signature	Title	Date

*PATRICIA K. POPPE Patricia K. Poppe	Director	July 9, 2021

*DEAN L. SEAVERS Dean L. Seavers	Director	July 9, 2021

*WILLIAM L. SMITH William L. Smith	Director	July 9, 2021

*OLUWADARA J. TRESEDER Oluwadara J. Treseder	Director	July 9, 2021

*BENJAMIN F. WILSON Benjamin F. Wilson	Director	July 9, 2021

* By:	/s/ Brian M. Wong
Brian M. Wong, Attorney-in-Fact